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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of StanCorp Financial Group, Inc. on Form S-8 of our reports related to StanCorp Financial Group, Inc. and Standard Insurance Company, dated January 21, 1999 and February 12, 1999 (March 19, 1999 with respect to Note 1), respectively, appearing in Registration Statement No. 333-72521 of StanCorp Financial Group, Inc. on Form S-1 under the Securities Act of 1933.


DELOITTE & TOUCHE LLP
May 11, 1999